UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

INDUSTRIAL DISTRIBUTION GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDUSTRIAL DISTRIBUTION GROUP, INC.
March 31, 2005
To Our Stockholders:
      On behalf of the Board of Directors and management of Industrial Distribution Group, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Friday, April 29, 2005, at 1:00 p.m., Eastern Time, at 950 East Paces Ferry Road, Suite 1575, Atlanta, Georgia.
      At the Annual Meeting, stockholders will be asked to elect two directors of the Company, the nominees for which are currently directors of the Company. Information about the nominees and certain other matters is contained in the accompanying Proxy Statement. A copy of the Company’s 2004 Annual Report to Stockholders, which contains financial statements and other important information about the Company’s business, is also enclosed.
      It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking the enclosed proxy card. Please complete, sign, date and return the proxy card in the enclosed envelope, whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.
      I hope you are able to attend and look forward to seeing you.

Sincerely,

Andrew B. Shearer
President and Chief Executive Officer

INDUSTRIAL DISTRIBUTION GROUP, INC.
950 EAST PACES FERRY ROAD
SUITE 1575
ATLANTA, GEORGIA 30326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 29, 2005

To the Stockholders of
Industrial Distribution Group, Inc.:
      Notice is hereby given that the Annual Meeting of Stockholders of Industrial Distribution Group, Inc. will be held at 1:00 p.m., Eastern Time, Friday, April 29, 2005, at 950 East Paces Ferry Road, Suite 1575, Atlanta, Georgia for the following purposes:

1. To elect two directors to the Board of Directors to serve until their respective terms have expired and until their successors, if there are to be any, are elected and qualified.

2. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.
      Only stockholders of record on March 1, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement.

BY ORDER OF THE BOARD OF DIRECTORS,

Jack P. Healey
Secretary
March 31, 2005
      Whether Or Not You Expect To Be Present At The Annual Meeting, Please Fill In, Date, Sign, And Promptly Return The Enclosed Proxy Card In The Enclosed Business Reply Envelope. The Proxy May Be Revoked At Any Time Prior To Exercise, And If You Are Present At The Annual Meeting, You May, If You Wish, Revoke Your Proxy At That Time And Exercise The Right To Vote Your Shares Personally.

INDUSTRIAL DISTRIBUTION GROUP, INC.

PROXY STATEMENT
Dated March 31, 2005
For the Annual Meeting of Stockholders
To be Held April 29, 2005

      This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Industrial Distribution Group, Inc. (“IDG” or the “Company”) for use at IDG’s 2005 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, April 29, 2005, including any postponement, adjournment, or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about March 31, 2005.
      Only stockholders of record at the close of business on March 1, 2005 (the “Record Date”), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 9,401,517 shares of Common Stock, $.01 par value per share (“Common Stock”), of IDG outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the stockholders. The vote required for approval of each matter submitted to the stockholders is described with the discussion of that matter in this Proxy Statement.
      Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.
      Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the two nominees for directors specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.
      A copy of the Company’s 2004 Annual Report to Stockholders (including substantive excerpts from the Company’s Annual Report on Form 10-K) is being furnished herewith to each stockholder of record as of the close of business on the Record Date. Additional copies of the 2004 Annual Report to Stockholders will be provided free of charge upon written request to:
Industrial Distribution Group, Inc.
950 East Paces Ferry Road Suite 1575
Atlanta, Georgia 30326
Attn.: Investor Relations Department
      If the person requesting the Annual Report was not a stockholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 will also be furnished on request and upon payment of the Company’s expenses in furnishing the exhibits.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
      The following table sets forth the information concerning the beneficial ownership of Common Stock, which is the only class of voting stock of the Company, at February 14, 2005, by (1) each person known to the Company to beneficially own more than 5% of the Common Stock, (2) each director, nominee for director, and designated highly compensated executive officer, and (3) all directors and executive officers of the Company as a group. Unless otherwise indicated below, the persons named below had sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

	Shares Beneficially
Name of Beneficial Owner	Owned	Percent(1)

Dalton, Greiner, Hartman, Maher & Company(2)	765,232	8.1%
Dimensional Fund Advisors, Inc.(3)	755,528	8.0%
Andrew B. Shearer(4)	713,925	7.5%
Thomas W. Aldridge, Jr.(5)	70,113	*
Michael W. Brice(6)	6,250	*
Martin C. Burkland(7)	201,651	2.1%
Jack P. Healey(8)	107,387	1.1%
John R. Kramer(9)	31,787	*
Charles A. Lingenfelter(10)	188,887	2.0%
Robert E. Vanderhoff(11)	10,000	*
David K. Barth(12)	66,066	*
William J. Burkland(13)	238,898	2.5%
William R. Fenoglio(14)	36,000	*
William T. Parr(15)	32,200	*
George L. Sachs, Jr.(16)	112,234	1.2%
Richard M. Seigel(17)	89,000	*
All Directors and Executive Officers as a Group (14 persons)(18)	1,904,398	19.2%

*	Denotes less than 1%.

(1)	The percentages shown are based on 9,399,500 shares of Common Stock outstanding on February 14, 2005 plus, as to each person and group listed, the number of shares of Common Stock deemed owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, assuming the exercise of options held by such holder are exercisable within 60 days of February 14, 2005.
(2)	The address of Dalton, Greiner, Hartman, Maher & Company is 565 Fifth Avenue, Suite 2101, New York, New York, 10017. The listed owner has filed a Schedule 13G with the Commission and claims voting and investment power with respect to 746,632 shares and sole dispositive power with respect to 765,232 shares.
(3)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The listed owner has filed a Schedule 13G with the Commission and claims voting and investment power with respect to all 755,528 shares.
(4)	Includes 32,130 shares that are restricted. Includes 136,833 shares subject to exercisable options. The address for Mr. Shearer is 950 E. Paces Ferry Rd, Ste 1575, Atlanta, GA 30326.
(5)	Includes 10,000 shares that are restricted. Includes 45,000 shares subject to exercisable options.
(6)	Includes 6,250 shares that are restricted.
(7)	Includes 10,000 shares that are restricted. Includes 30,433 shares subject to exercisable options, and 100 shares held by Mr. Burkland as custodian for his minor child. Does not include 100 shares held by Mr. Burkland’s adult child, with respect to which Mr. Burkland disclaims ownership.
(8)	Includes 17,800 shares that are restricted. Includes 46,933 shares subject to exercisable options.
(9)	Includes 10,500 shares that are restricted. Includes 20,000 shares subject to exercisable options.

(10)	Includes 35,355 shares that are restricted. Includes 47,167 shares subject to exercisable options.
(11)	Includes 10,000 shares that are restricted.
(12)	Includes 30,000 shares subject to exercisable options. Does not include an aggregate of 9,000 shares owned by Mr. Barth’s adult children, with respect to which Mr. Barth disclaims beneficial ownership.

(13)	Includes an aggregate of 300 shares held by Mr. Burkland as custodian for his three minor children and 32,333 shares subject to exercisable options. Does not include an aggregate of 28,966 shares owned by Mr. Burkland’s wife, with respect to which Mr. Burkland disclaims beneficial ownership. Includes an aggregate of 91,432 shares owned by the Charles T. Burkland Trust and Mary Joan Burkland Trust, as to each of which Mr. Burkland was a trustee, with respect to which Mr. Burkland disclaims beneficial ownership. Effective March 1, 2005, Mr. Burkland no longer serves as a trustee of the Charles T. Burkland Trust and Mary Joan Burkland Trust.
(14)	Includes 30,000 shares subject to exercisable options.
(15)	Includes 30,000 shares subject to exercisable options. Does not include an aggregate of 1,200 shares owned by Mr. Parr’s wife, with respect to which Mr. Parr disclaims beneficial ownership.
(16)	Includes 40,000 shares subject to exercisable options.
(17)	Includes 55,000 shares subject to exercisable options.
(18)	Includes an aggregate of 132,035 shares that are restricted. Includes an aggregate of 543,699 shares subject to exercisable options that are held by the persons in the group.

ELECTION OF DIRECTORS
(Item Number 1 on the Proxy Card)
      The Bylaws of IDG provide that the Board of Directors (the “Board”) shall consist of not less than three nor more than fifteen directors, with the exact number being set from time to time by the Board. The Board presently consists of seven directors, each of whom serves until the expiration of his term and until his successor, if there is to be one, is elected and qualified.
      The Board is divided into three classes as equal in number as possible. The terms of service of each class is staggered so that each director serves a three-year term. Two directors are to be elected at the 2005 Annual Meeting of Stockholders to serve in Class I, which will have a term expiring in 2008. Each of the nominees is listed below and is presently serving as a director of the Company.
      Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote for the election of directors. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that either nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board. Information with respect to each nominee, including biographical information for at least the last five years, is set forth below.
Nominees for Election Whose Terms Will Expire in 2008 (Class I)
President (Retired)

George L. Sachs, Jr.	IDG St. Louis
      Mr. Sachs, age 63, is retired from the Company. Mr. Sachs served from 1978 through 2001, when he retired, as the President of the IDG St. Louis business unit, formerly Tri-Star Industrial Supply, Inc. (“Tri-Star”), one of the companies that founded the Company in 1997. He served as Tri-Star’s Vice President-Finance from 1978 to 1985. Prior to joining Tri-Star, Mr. Sachs served as an Audit Manager for Arthur Andersen & Co. from 1968 to 1978. Mr. Sachs is a member of the Nominating and Corporate Governance and Audit Committees of the Board. Mr. Sachs is considered an independent director in accordance with the Company’s Corporate Governance Guidelines.

President (Retired)

David K. Barth	Barth Smith Company
      Mr. Barth, age 61, is retired and a member of the faculty of the Lake Forest Graduate School of Management. He is the past President of Barth Smith Company, an investment and management consulting firm, which he founded in 1991 and which assisted the Company with its formation in 1997. Prior to that time, he served as Vice President, Planning and Development, from 1985 to 1990, and Treasurer, from 1979 to 1984, of W.W. Grainger, Inc., a national distributor of maintenance, repair, and operating supplies and related information to commercial, industrial, contractor, and institutional customers. Mr. Barth is the Chairman of the Compensation Committee and serves as a member of the Executive, Nominating and Corporate Governance, and Audit Committees of the Board. Mr. Barth is considered an independent director in accordance with the Company’s Corporate Governance Guidelines.
Continuing Directors
      Information with respect to each continuing director, including biographical information for at least the last five years, is set forth below:
Directors Whose Terms Will Expire in 2006 (Class II)
Vice President

William J. Burkland	IDG (Northwest Region)
      Mr. Burkland, age 43, has served since 1994 as a Vice President of the Company serving in the Northwest region, formerly B&J Industrial Supply Company (“B&J”), one of the companies that founded the Company in 1997. Prior to becoming Vice President of B&J, Mr. Burkland held various positions with B&J from the time he joined in 1986. Mr. Burkland is considered an inside director because of his employment with the Company.
Chief Executive Officer (Retired)

William R. Fenoglio	Augat, Inc.
      Mr. Fenoglio, age 65, served as the President and Chief Executive Officer of Augat, Inc., a manufacturer of connector products, from 1994 to 1996. Prior to that time, Mr. Fenoglio served as President and Chief Executive Officer, from 1991 to 1994, and Chief Operating Officer, from 1985 to 1991, of Barnes Group, Inc., a diversified manufacturer and distributor, which owns Bowman Distribution Company. From 1961 to 1984, Mr. Fenoglio was employed by General Electric Corporation and served as the Vice President and General Manager of the Component Motor Division from 1981 to 1984. Mr. Fenoglio is currently a director of Standex International, Inc. (NYSE: SXI). Mr. Fenoglio is Chairman of the Audit Committee and serves as a member of the Executive, Nominating and Corporate Governance, and Compensation Committees of the Board. Mr. Fenoglio is considered an independent director in accordance with the Company’s Corporate Governance Guidelines.
Vice Chairman

William T. Parr	J. Smith Lanier & Co.
      Mr. Parr, age 68, has served as Vice Chairman and a director of J. Smith Lanier & Co., an insurance placement company, since 1980. Mr. Parr is a member of the Nominating and Corporate Governance and Compensation Committees of the Board. Mr. Parr is considered an independent director in accordance with the Company’s Corporate Governance Guidelines.
Directors Whose Terms Will Expire in 2007 (Class III)
Chairman of the Board

Richard M. Seigel	IDG
      Mr. Seigel, age 59, became Chairman of the Board in March 1999, and served as President and Acting Chief Executive Officer of the Company from March 1999 to November 1999. Mr. Seigel is the retired former

Chairman and Chief Executive Officer of SYSCO Food Services of Los Angeles, a subsidiary of SYSCO Corporation, with which he held the position of Senior Vice President Foodservice Operations. Prior to that, Mr. Seigel was President of Continental Foodservice Company, a national distributor of foodservice products. Mr. Seigel is the Chairman of the Executive and Nominating and Corporate Governance Committees, and he serves as a member of the Audit and Compensation Committees of the Board. Mr. Seigel is considered an independent director in accordance with the Company’s Corporate Governance Guidelines.
President and Chief Executive Officer

Andrew B. Shearer	IDG
      Mr. Shearer, age 41, became President and Chief Executive Officer of the Company in August 2001. Mr. Shearer had served since 1991 as the President of the IDG York business unit, formerly Shearer Industrial Supply Co., one of the companies that founded the Company in 1997. Mr. Shearer is a member of the Executive Committee of the Board. Mr. Shearer is considered an inside director because of his employment as a senior executive with the Company.
Meetings and Committees of the Board
      The Board of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company’s 2004 fiscal year, the Board held five meetings. The Board has an Executive Committee, a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs. Each of the directors attended all of the Board meetings and meetings of committees on which he served, during fiscal year 2004.
      The Company believes that the active participation of its directors in the governance and management of IDG’s business and affairs, including attendance at annual meetings of its stockholders, is vital to the success of the Company. In furtherance of the Company’s policy regarding the free flow of communication between the Company’s stockholders and the Board, directors are encouraged to attend all annual stockholders’ meetings. In this regard, all of the Company’s directors attended the 2004 Annual Meeting of Stockholders.
      Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Barth, Fenoglio, Shearer, and Seigel (Chair) currently comprise the members of the Executive Committee. The Committee meets without Mr. Shearer, who is a member of management, at least twice a year. The Executive Committee held two meetings during fiscal 2004. A copy of the Executive Committee Charter can be found on the Company’s website (www.idglink.com).
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was established on February 22, 2004 to assist the Board in identifying qualified individuals to become members of the Board, maintain oversight over the compensation and effectiveness of the Board and its standing committees, consult with management and the Board on senior executive continuity and organizational matters, and develop and recommend to the Board a set of Corporate Governance Guidelines. In addition, on an annual basis, the Committee receives comments from all directors and provides an assessment, based on the comments, of the Board’s performance to the Board. Messrs. Barth, Fenoglio, Parr, Sachs, and Seigel (Chair) comprise the members of this committee, and all are independent in accordance with the current NASDAQ Listing Standards. The Nominating and Corporate Governance Committee held one meeting during fiscal 2004. A copy of the Nominating and Corporate Governance Committee Charter can be found on the Company’s website (www.idglink.com).
      Audit Committee. The Audit Committee recommends the appointment of independent auditors, reviews the scope of audits proposed by the independent auditors, reviews audit reports on various aspects of corporate operations, and periodically consults with the independent auditors on matters relating to internal financial controls and procedures. Messrs. Barth, Fenoglio (Chair), Sachs, and Seigel comprise the members of the Audit Committee, and all are independent as defined by the current NASDAQ Listing Standards. The

Board has determined that at least one member of the audit committee is a financial expert within the meaning of SEC regulations. The Audit Committee held four meetings during fiscal 2004. A copy of the Audit Committee Charter can be found on the Company’s website (www.idglink.com).
      Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of senior management, the review of management recommendations relating to incentive compensation plans, and the administration of the Company’s stock incentive and stock purchase plans. Messrs. Barth (Chair), Fenoglio, Parr, and Seigel comprise the members of the Compensation Committee. The Compensation Committee held four meetings during fiscal 2004. A copy of the Compensation Committee Charter can be found on the Company’s website (www.idglink.com).
Directors’ Compensation
      The Company pays its outside directors an annual fee of $20,000, payable quarterly, and an additional $15,000 annually to its non-executive Chairman of the Board. The Company also pays each director $1,000 for each meeting attended in person, reimburses all directors for their travel and other expenses incurred in connection with attending Board or Committee meetings, and also reimburses its outside directors for actual expenses otherwise incurred in performing their duties. Beginning in April 2004, the Company pays an additional $1,250 per quarter to both the Audit Committee Chairman and the Compensation Committee Chairman. The Company also pays certain health insurance costs for Messrs. Barth, Fenoglio, Parr, Sachs, and Seigel; such costs totaled approximately $104,000 for 2004. During fiscal 2004, the Company granted options to purchase an aggregate of 25,000 shares of Common Stock pursuant to the Stock Incentive Plan. All of the recipients were non-management directors of the Company. The options vest ratably over a three-year period and are expensed in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”
CORPORATE GOVERNANCE MATTERS
Director Nominations
      The Company is committed to having sound Corporate Governance Guidelines (“Guidelines”). In conjunction with the move in 2004 of the listing of Company’s Common Stock from the New York Stock Exchange to the NASDAQ Stock Market, the Board modified the Guidelines to meet or exceed the current NASDAQ listing standards. The portion of the Guidelines addressing director independence is attached to this proxy statement as Annex A, and the full text of the Guidelines can be found on the Company’s website (www.idglink.com). A copy may also be obtained upon request from the Company’s Corporate Secretary.
Board Independence
      Pursuant to the Guidelines, the Board undertook its annual review of director independence in February 2005. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that the director is independent. The Board has determined that a majority of the members of the Board are “independent” as defined under applicable federal securities laws and the current NASDAQ Listing Standards. Messrs. Barth, Fenoglio, Parr, Sachs and Seigel are “independent” directors.
Consideration of Director Nominees
      The Nominating and Corporate Governance Committee will consider candidates for Board membership who are suggested by its members and other Board members as well as management and stockholders. The Committee may also retain a third-party executive search firm to identify candidates, if it believes such a search is warranted. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary at the Company’s corporate headquarters no later than November 30, 2005, in writing with whatever supporting material the stockholder considers appropriate for consideration at the 2006 Annual Meeting of Stockholders.
      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third party-search firm to gather additional information about the prospective nominee’s background and experience and to report its finding to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Guidelines, including:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Guidelines;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	The extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, and customers.
      The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
Stockholder Communications
      Communications that stockholders wish to send to the Board can be mailed to the attention of the Company’s Corporate Secretary at 950 East Paces Ferry Road, NE, Suite 1575, Atlanta, Georgia 30326. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The communication will be forwarded to the full Board or to any individual director or directors to whom the communication is directed unless the communication is hostile, threatening, illegal or similarly inappropriate.
Code of Ethics
      The Company has a code of ethics that applies to its Directors, Chief Executive Officer, Chief Financial Officer, Chief Information Officer, all Regional Presidents (including those Regional Presidents who are Named Executive Officers), all regional controllers, and other such executives of the Company as the Company’s management deems appropriate. A copy of the code of ethics can be found on the Company’s website (www.idglink.com). A copy may also be obtained upon request from the Company’s Corporate Secretary.
Section 16(a) Beneficial Ownership Compliance Reporting
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the NASDAQ reports of ownership and changes in ownership of Common Stock and other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that all of the filings required during fiscal year 2004 by executive officers and directors were timely made.
EXECUTIVE COMPENSATION
      The following table sets forth the total compensation accrued or paid by the Company, for services rendered, to the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”) for the year ended December 31, 2004 and the prior two years, if applicable.
Summary Compensation Table

								Long Term Compensation

								Awards
	Annual Compensation
								Restricted	Securities
	Fiscal					Other Annual		Stock	Underlying	All Other
Name and Principal Position(s)	Year	Salary		Bonus		Compensation		Award(s)(1)	Options/SARs(#)	Compensation(2)

Andrew B. Shearer	2004	$300,000		$431,011	(3)	$—		$95,618	—	$1,588
President and Chief	2003	$250,000		$188,023	(3)	—		—	—	$4,422
Executive Officer	2002	$233,333	(4)	$145,833	(5)	$59,258	(6)	$62,400	—	$2,323

Jack P. Healey	2004	$250,000		$294,908	(3)	—		$61,494	—	$9,269
Senior Vice President,	2003	$215,000		$129,753	(3)	—		—	—	$4,613
Chief Financial Officer	2002	$208,333	(7)	$86,000		—		$31,200	30,000	$15,935
and Secretary

Thomas W. Aldridge, Jr.	2004	$215,000		$214,079	(3)	—		—	—	$12,075
Senior Vice President	2003	$215,000		$129,753	(3)	—		—	—	$6,141
	2002	$208,333	(8)	$86,000		—		$31,200	30,000	$9,549

John R. Kramer	2004	$180,625		$146,000		—		$3,875	—	$9,879
President	2003	$175,000		$22,703	(10)	$33,603	(11)	—	—	$1,643
(Midwest region)(9)	2002	$27,587		—		—		$31,200	30,000	$3,162

Charles A. Lingenfelter	2004	$220,833		$853,000		—		$199,929	—	$3,778
President	2003	$200,000		$393,000		—		—	—	$9,021
(Southern region)	2002	$186,667	(12)	$313,500		$43,470	(13)	$31,200	30,000	$2,250

(1)	As of December 31, 2004, Mr. Shearer held an aggregate of 32,130 restricted shares of Common Stock with a value of $266,679, Mr. Healey held an aggregate of 17,800 restricted shares of Common Stock with a value of $147,740, Mr. Aldridge held an aggregate of 10,000 restricted shares of Common Stock with a value of $83,000, Mr. Kramer held an aggregate of 10,500 restricted shares of Common Stock with a value of $87,150, and Mr. Lingenfelter held an aggregate of 35,355 restricted shares of Common Stock with a value of $293,447. All shares are subject to forfeiture if the individual ceases to be employed by the Company. The forfeiture provisions lapse on all shares on the third anniversary of the grant date. Although no dividends are expected to be declared on the Common Stock, if the Company does declare and pay any dividends on its Common Stock in the future, such dividends will be paid on the restricted shares of Common Stock to the executives referred to above.
(2)	Amounts represent disability and health insurance premium payments.

(3)	The amount reported above for the 2004 bonus represents the amount actually earned under the Management Incentive Plan, and the amount reported for the 2003 bonus represents the amount that had been earned (and paid) under the Management Incentive Plan before adjusting for the effects of the restatement of certain 2003 financial results of the Company. Because the restatement of the Company’s 2003 financial results reduced 2003 earnings, the bonus amounts that would have been earned (and paid) to Messrs. Shearer, Healey, and Aldridge for 2003, if calculated based on the restated results, were $142,500, $98,470, and $98,470, respectively. The Board required that each person repay the difference between these amounts, and each of Messrs. Shearer, Healey, and Aldridge agreed to do so by voluntarily reducing his 2004 bonus by the amount of such difference. Accordingly, the bonus amounts actually paid to Messrs. Shearer, Aldridge and Healey for 2004 were $385,511, $263,518, and $182,689, respectively.
(4)	Mr. Shearer earned a base salary of $250,000 in 2002; however, from August 15, 2001 to August 31, 2002, Mr. Shearer voluntarily reduced his salary to $225,000 due to economic conditions and their effect on the Company.
(5)	Mr. Shearer’s annual bonus earned for the year ended December 31, 2002 was $125,000. In addition, he received a bonus of $20,833 related to his relocation.
(6)	Mr. Shearer received reimbursement of expenses in 2002 related to his relocation.
(7)	Mr. Healey earned a base salary of $215,000 in 2002; however, from June 1, 2001 to August 31, 2002, Mr. Healey voluntarily reduced his salary to $205,000 due to economic conditions and their effect on the Company.
(8)	Mr. Aldridge earns a base salary of $215,000; however from June 1, 2001 to August 31, 2002, Mr. Aldridge voluntarily reduced his salary to $205,000 due to economic conditions and their effect on the Company.
(9)	Mr. Kramer joined IDG as President of the Midwest Region in November 2002.

(10)	Mr. Kramer’s annual bonus earned for the year ended December 31, 2003 was $8,120. In addition, he received a bonus of $14,583 related to his relocation.
(11)	Mr. Kramer received reimbursement of expenses in 2003 related to his relocation.
(12)	Mr. Lingenfelter earned a base salary of $200,000 in 2002; however, from June 1, 2001 to August 31, 2002, Mr. Lingenfelter voluntarily reduced his salary to $180,000 due to economic conditions and their effect on the Company.
(13)	Mr. Lingenfelter received reimbursement of expenses in 2002 related to his relocation.

      The following table sets forth the fiscal year-end value of unexercised options held by the Named Executive Officers at the end of fiscal 2004. There were no stock options granted in 2004 to Named Executive Officers.
Fiscal Year-End Option Values

	No. of Securities Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	Fiscal Year End		At Fiscal Year End(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew B. Shearer	136,833	—	$778,465	$—
Jack P. Healey	46,933	10,000	232,285	51,800
Thomas W. Aldridge, Jr.	45,000	10,000	168,600	51,800
John R. Kramer	20,000	10,000	109,200	54,600
Charles A. Lingenfelter	47,167	10,000	224,530	51,800

(1)	As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the difference between the strike price and the closing sale price of the Company’s Common Stock on the NASDAQ as of the last business day of its fiscal year, December 31, 2004, which was $8.30 per share.

EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about equity compensation awards under the Company’s Stock Incentive Plan, Employee Stock Purchase Plan, and Management Incentive Program as of December 31, 2004.

	(a)	(b)	(c)

			Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants,	[excluding securities
Plan Category	warrants, and rights	and rights	reflected in column (a)]

Equity compensation plans approved by stockholders	914,669	$4.61	526,911 (1)
Equity compensation plans not approved by stockholders	140,000	$3.92	0
Total	1,054,669	$4.52	526,911 (1)

(1)	Includes 254,081 shares of Common Stock available for grant under the Stock Incentive Plan, 112,261 shares available for grant under the Employee Stock Purchase Plan, and 160,569 shares of Common Stock available for grant under the Management Incentive Program, in each case as of December 31, 2004.
Non-Stockholder Approved Equity Arrangements
      In 2002, the Company entered into individual restricted stock agreements with its Chief Executive Officer and Chief Financial Officer, Senior Vice President, and Regional Presidents. Under these agreements, the Company granted the Chief Executive Officer 20,000 shares of Common Stock and 10,000 shares of Common Stock to each of the Chief Financial Officer, Senior Vice President, and Regional Presidents, all of which shares are restricted and subject to forfeiture if the individual ceases to be employed by the Company prior to the third anniversary of the date of grant. The forfeiture provisions lapse on the third anniversary of the date of the grant if the trading price of the Common Stock has exceeded the trading price on the date of the grant for 20 consecutive days. In addition, the forfeiture provisions will lapse upon a change in control (as defined in the restricted stock agreements). The shares of Common Stock will become fully vested in May 2005.
CERTAIN TRANSACTIONS
Related Party Matters
      The Company has entered into certain real property leases as lessee with respect to which stockholders of the Company, or their affiliates, are the lessors. The Company currently leases two properties with respect to which Mr. Shearer is the lessor. The properties are located in York and Whitehall, Pennsylvania. Total annual rent under the terms of both leases for 2004 was $414,255. The Company believes that the annual rent and other terms of these leases are no less favorable to the Company than could be obtained from unaffiliated parties for comparable properties in the York and Whitehall, Pennsylvania areas. Mr. Shearer is the President and Chief Executive Officer and a director of the Company.
      The Company currently leases property from a company in which Mr. Sachs, a director of the Company, has a 15% ownership interest. Although the Company is not required to disclose this transaction because it totals less than $60,000 per year, it is disclosed because Mr. Sachs is a director of the Company.
Policy Respecting Related Party Transactions
      The Board’s policy is that any transactions between the Company and any of its officers, directors, principal stockholders, or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by a majority of the disinterested members of the Board. The Audit Committee of the Board is responsible for reviewing all related party transactions on a continuing basis and all potential conflict of interest situations where appropriate.
Compensation Committee Interlocks And Insider Participation
      Messrs. Barth, Fenoglio, Parr, and Seigel served as members of the Company’s Compensation Committee throughout the 2004 fiscal year. None of the executive officers of the Company served as either a member of the Compensation Committee or a director of any entity of which any member of the Compensation Committee is an executive officer.
REPORT OF COMPENSATION COMMITTEE
      This report documents the components of the Company’s compensation programs for its executive officers, including Regional Presidents, and sets forth the factors used to determine fiscal 2004 compensation with respect to the Chief Executive Officer and other Named Executive Officers of the Company. All fiscal 2004 compensation decisions with respect to base salaries, annual incentive compensation, restricted stock grants, and benefits for these executives were made by the Compensation Committee (the “Committee”).
Overall Executive Compensation Philosophy
      The Committee seeks to develop programs and policies for the compensation of the Company’s executive officers that will link the compensation of executive officers to the financial performance of the Company. Specifically, the Committee has tied the level of the Company’s executive compensation to improvement in the Company’s economic profit. Economic profit is defined as after tax operating income less the appropriate charge for capital employed to produce that income (commonly referred to as a cost of capital). The Committee intends that such a link will align the financial interests of the Company with that of its stockholders. The Committee believes that it does so because it encourages executives to deploy their efforts and the Company’s resources to achieve economic performance by the Company that adds tangible net value to the Company’s financial results, which the Committee believes holds the greatest potential to enhance the return the Company’s stockholders can receive. The Committee uses the following components to implement that objective:

•	For the Company’s executive officers and Regional Presidents, a “pay-for-performance” orientation, with respect to compensation other than base salary, based upon the Company’s performance;

•	Reasonably competitive base salaries are based on base salaries payable to corporate officers of certain surveyed corporations of similar size whose job content and/or responsibilities are comparable to those of the Company’s executive officers;

•	Potentially significant annual incentive bonus opportunities under the Company’s economic profit-based Management Incentive Program;

•	The issuance of restricted shares of stock and stock options; and

•	Customary benefits that do not differ significantly from those offered generally to other Company personnel.
      The Committee’s formulation of the Company’s compensation programs and policies for executive officers is monitored and reviewed on an ongoing basis in order for the Committee to determine the appropriateness of the compensation paid to each of the executive officers of the Company from time to time in light of the Company’s compensation philosophy and developments in the Company’s industry and in general. While promoting initiative and providing incentives for superior performance by executives on behalf of the Company for the benefit of its stockholders, the Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance stockholder value over the long-term as well as the short-term.

      The factors and criteria for the determination of the fiscal 2004 compensation of the Chief Executive Officer were the same as those set out above (and discussed in more detail below) with respect to all executive officers. In addition to the following discussion, further information regarding these components is included in the tables in the Executive Compensation and Equity Compensation Awards sections.
Base Salaries
      The Company has established the current base salaries of its executive officers without reference to specific Company performance criteria. The Committee re-examines this range of compensation from time to time through a survey of compensation practices conducted by independent compensation consultants across a broad cross-section of U.S. industrial corporations. The survey sample does not necessarily include those companies in the peer groups included in the performance graph on page 15 due to the differing size, management responsibilities, and organizational structure of those companies relative to IDG. The Committee’s consistent practice is to maintain the base salaries of executive officers at reasonably competitive levels based on base salaries payable to corporate officers of certain surveyed industrial corporations whose job content and/or responsibilities are comparable to those of the Company’s executive officers. The base salaries for the executive officers, including the Chief Executive Officer, during 2004 were established and approved by the Committee. The Committee reviews salaries of the Company’s executive officers on an annual basis.
Annual Incentive Compensation

Management Incentive Program
      The Company provides annual incentive compensation to all executive officers of the Company through its Management Incentive Program (the “MIP”), which is reviewed and reassessed annually. The MIP is designed to offer compensation opportunities that are tied directly to the Company’s performance as measured by improvement in economic profit. In addition, the MIP is designed to foster significant equity ownership in the Company by the executive officers through the stock election and matching grant feature described below. MIP bonuses earned during each measurement year are paid in the following year.
      Participants in the MIP earn a percentage of the improvement in economic profit as compared to the prior year. Each participant is paid 75% of the amount earned for 2004 in 2005. The remainder is banked and is payable, as well as subject to forfeiture, so that some portion of any particular year’s MIP bonus remains as an incentive for the executive’s continued employment with the Company in future years. If the remainder is not forfeited, 75% of the remainder will be paid each year going forward. This plan was adopted by the Committee in February 2004.
      In 2004, Regional Presidents earned incentive bonuses under the MIP based upon the improvement in economic profit for their respective region as compared to the prior year. For corporate officers, incentive bonuses earned in 2004 were calculated under the MIP based on improvement in economic profit for the Company as compared to the prior year. All incentive bonuses earned in 2004 were expensed in the 2004 financial statements but paid in 2005 in accordance with the above formula.

Stock Incentive Plan
      The Committee administers the Stock Incentive Plan. Under the Stock Incentive Plan, the Company is authorized to grant a variety of awards such as restricted shares, stock options, and stock appreciation rights. The Company is permitted to issue stock options that are qualified as incentive stock options under the Internal Revenue Code, options that are not so qualified, direct awards of shares of stock, stock appreciation rights, and other forms of awards that use, or are based on, shares of Common Stock.
      While the Committee has the flexibility to grant below-market options, its policy has been to grant options at fair market value, vesting over a period of several years, in order to better align the personal interests of optionees with those of the stockholders of the Company. In general, it is the practice of the Committee to consider issuing awards under the plan only when participants in the MIP are entitled to receive an annual incentive bonus. In other words, grants under the plan generally are considered only in years when the

Company achieves certain performance targets, including economic profit. It is the current intention of the Committee to continue this practice, although it is not required by the terms of the plan. To date, the Committee has issued both incentive stock options and non-qualified stock options under the Stock Incentive Plan.

Stock Election and Matching Grant
      In order to encourage significant equity ownership in the Company by its executive officers, the MIP provides that participants may voluntarily elect to use up to 40% of their annual incentive bonus to purchase Company Common Stock on the open market. The participant must hold purchased shares for one year. For each share of Company Common Stock purchased through the open market, the participant will receive a grant of one share of restricted stock granted under the Stock Incentive Plan, which will vest on the third anniversary of the date of grant. In 2004, executive officers were eligible to receive grants of restricted stock pursuant to the terms of the stock election and matching grant component of the MIP.
Benefits
      Executives are also eligible to participate in the Company’s regular employee benefit programs, including a 401(k) retirement savings plan, group medical and dental coverage, group life insurance, group long-term disability insurance, and other group benefit plans. In addition, executives receive supplemental disability benefits. Substantially all decisions with respect to such benefits are made on a group basis, and no individual decisions were made with respect to the executive officers during fiscal 2004.
Compensation of Chief Executive Officer
      The Committee last reviewed Mr. Shearer’s salary in February 2005 and no adjustment was made. In February 2004, the Committee reviewed Mr. Shearer’s annual salary, and at that time it was increased to $300,000 from $250,000, effective January 1, 2004. Mr. Shearer is eligible for an annual incentive pursuant to the terms of the MIP and eligible for the stock election and matching grant pursuant to the terms of the MIP. In connection with his appointment as President and Chief Executive Officer in August 2001, Mr. Shearer also received options to purchase 100,000 shares of Common Stock which became fully vested in August 2004. In 2002, Mr. Shearer received 20,000 shares of restricted stock, which will become fully vested in May 2005. The Committee believes that the compensation terms of Mr. Shearer’s employment are consistent with the fundamental elements that comprise the Company’s executive compensation philosophy.
      The Committee believes that the base salary for Mr. Shearer is competitive within the Company’s industry, and the opportunities for value from the stock options are tied to increases in the price levels of the Company’s Common Stock and thus to enhanced value to the Company’s stockholders. Mr. Shearer is also eligible to participate in employee benefit plans as generally made available to senior management of the Company, including the Stock Incentive Plan and the MIP.
      This report is respectfully submitted by the Compensation Committee of the Board of Directors.
David K. Barth, Chairman — William R. Fenoglio — William T. Parr — Richard M. Seigel
REPORT OF AUDIT COMMITTEE
      The Audit Committee is comprised of four members, each of whom is independent in accordance with applicable standards under both federal securities laws and regulations and according to current listing requirements of the NASDAQ. The Audit Committee functions pursuant to responsibilities and other guidelines established under a written charter adopted by the Board of Directors in August 2000 and amended in February 2003. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as independent auditors and recommending to the Board of Directors that the financial statements be included in the Annual Report to stockholders.

      In connection with performing its responsibilities, the Audit Committee met four times during 2004. The Audit Committee reviewed each quarterly report that the Company filed in 2004 and discussed each such report with Ernst & Young LLP, the Company’s independent auditors before its filing. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 with management, and has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 “Communication with Audit Committees”. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees” and has discussed with Ernst & Young LLP its independence from the Company.
      Based on the reports and discussions described in this report, and consistent with the responsibilities and other guidelines in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.
      This report is respectfully submitted by the Audit Committee of the Board of Directors.
William R. Fenoglio, Chairman — David K. Barth — George L. Sachs — Richard M. Seigel
STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return of the Company’s Common Stock against the cumulative total return of the Russell 2000 Index and the Media General SIC Code 508 — machinery, equipment and supplies — Index for the period commencing on December 31, 1999 and ending on December 31, 2004.
Assumes $100 Invested on December 31, 1999

	1999	2000	2001	2002	2003	2004

Industrial Distribution Group	100.00	53.85	46.15	94.77	171.08	255.38
SIC Code Index	100.00	118.77	97.69	100.69	128.92	174.58
Russell 2000 Index	100.00	95.68	96.66	75.80	110.19	129.47

INDEPENDENT AUDITORS
      The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company’s independent auditors. The Board has appointed Ernst & Young LLP to serve as such independent auditors for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Audit Fees
      Ernst & Young LLP billed the Company aggregate fees of $434,500 and $311,100, respectively, for professional services rendered for the audit of financial statements for fiscal years 2004 and 2003, the reviews of financial statements included in Forms 10-Q filed during fiscal years 2004 and 2003, and consultations related to the requirements of section 404 of the Sarbanes-Oxley Act in fiscal 2004.
Audit-Related Fees
      Ernst & Young LLP billed the Company aggregate fees of $14,500 and $13,250, respectively, for professional services rendered related to the audit of the Company’s 401(k) plan during fiscal years 2004 and 2003.
Tax Fees
      The aggregate fees billed by Ernst & Young LLP during the fiscal years 2004 and 2003 for professional services rendered for tax compliance, tax advice and tax planning for the Company were $276,000 ($197,200 for tax compliance and $78,800 for tax advice and tax planning), and $387,412 ($332,412 for tax compliance and $55,000 for tax advice and tax planning), respectively.
All Other Fees
      Ernst & Young LLP billed the Company aggregate fees of $1,500 and $1,605, respectively, for products and services provided to the Company not otherwise included in the categories above during fiscal years 2004 and 2003.
Approval of Audit and Non-Audit Services
      The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditors. The Audit Committee specifically approves the annual audit services engagement and has generally approved the provision of certain tax services by Ernst & Young LLP. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee. The Audit Committee is authorized to delegate one or more of its members pre-approval authority with respect to permitted services.
STOCKHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING
      Any stockholder who wishes to present a proposal appropriate for consideration at the Company’s 2006 annual meeting of stockholders must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement no later than November 30, 2005 for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting.
OTHER MATTERS
      All of the expenses involved in preparing, assembling, and mailing this proxy statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.
      The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.
      Stockholders are urged to fill in, date, and sign the accompanying form of proxy and return it to the Company as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS,

Jack P. Healey
Secretary

ANNEX A
CORPORATE GOVERNANCE GUIDELINE ON DIRECTOR INDEPENDENCE
      It is the policy of the Board of Directors that a substantial majority of directors be independent of the Company and of the Company’s management. For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s stockholders. In making this determination, the Board shall apply the following standards:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company or any parent or subsidiary of the Company may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

•	A director who receives, or whose immediate family member receives, more than $60,000 per year in direct compensation from the Company or any parent or subsidiary of the Company may not be deemed independent until three years after he or she ceases to receive more than $60,000 in compensation. Notwithstanding the foregoing, the following will not be considered in determining independence under this test: (1) compensation for board or board committee service; (2) compensation received by an immediate family member for service as a non-executive employee of the Company or any parent or subsidiary of the Company; (3) payments arising solely from an investment in the Company’s securities, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (4) loans from a financial institution made in the ordinary course of business on substantially the same terms as those for comparable transactions with the general public, that did not involve more than the normal degree of risk and that were not otherwise subject to specific disclosure requirements of the securities laws relating to management indebtedness; or (5) loans permitted under Section 13(k) of the Securities Act.

•	A director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit, may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•	A director who is, or has an immediate family member who is, a partner in, controlling stockholder or executive officer of, any organization to which the Company made, or received, payments for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of the recipient’s consolidated gross revenues (other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs), may not be deemed independent until three years after falling below that threshold.
For purposes of these Guidelines, the terms:

•	“affiliate” means any consolidated subsidiary of the Company and any other Company or entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

•	“immediate family” means spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

A-1

      The Board shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.
      Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the Corporate Governance Guidelines.

A-2

COMMON STOCK

OF INDUSTRIAL DISTRIBUTION GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS FOR THE APRIL 29, 2005
ANNUAL MEETING OF STOCKHOLDERS.

     The undersigned hereby appoints Andrew B. Shearer and Jack P. Healey, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of INDUSTRIAL DISTRIBUTION GROUP, INC. to be held on April 29, 2005, and any adjournment or postponement thereof.

1.	Election of directors to serve in Class I (Term Expiring 2008)

George L. Sachs, Jr. and David K. Barth

☐	FOR all nominees for director listed above (except as marked to the contrary).

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

☐	WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

2.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign this Proxy exactly as name appears on the Proxy.

Note: When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date:	, 2005